Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of I.D. Systems, Inc. on Form S-8 to be filed on or about November 20, 2012, of our report dated March 30, 2012, on our audits of the consolidated financial statements as of December 31, 2011 and 2010 and for each of the years in the three-year period ended December 31, 2011, which report was included in the Annual Report on Form 10-K filed March 30, 2012.

/s/ EisnerAmper LLP

New York, New York

November 20, 2012